UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 12, 2010


                       NORTH AMERICAN GOLD & MINERALS FUND
             (Exact name of registrant as specified in its charter)

          Nevada                       333-141426                    N/A
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

848 N. Rainbow Blvd. # 3003, Las Vegas, NV                         89107
 (Address of Principal Executive Offices)                        (Zip Code)

                                 (702) 635-8146
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On August 12, 2010 the Company entered into an agreement with Western Diversified Mining Resources, Inc. ("Western") pursuant to which the Company agreed to acquire Western's 23.22% shareholding in Bouse Gold, Inc. and Western's 46.84% shareholding in South Copperstone, Inc. for 12,096,115 shares of the Company's Series A Preferred Stock and 29,334,212 shares of the Company's Series B Preferred Stock (the "Western Transaction"). Mr. Ronald Yadin Lowenthal is the Company's President and its sole director.

Mr. Lowenthal is also the CEO and sole director of Sloane Investments, Inc. ("Sloane"). Sloane is the largest stockholder of Western's corporate parent, owning 17,645,966,686 shares (23.59%) of its common stock. In addition, as of August 12, 2010, Western's corporate parent was indebted to Sloane in the amount of US$1,265,524.89 plus interest pursuant to certain Loan Notes and in the amount of no more than US$200,000 plus interest pursuant to an unsecured line of credit extended by Sloane to Western's corporate parent.

Assuming (a) that the Western Transaction is consummated, (b) that the consideration received by Western is distributed to its corporate parent and (c) that the corporate parent further distributes the consideration to its common stockholders, Sloane would receive no less than 2,853,080 shares of the Company's Series A Preferred Stock and no less than 6,918,987 shares of the Company's Series B Preferred Stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GOLD & MINERALS FUND


/s/ Ronald Yadin Lowenthal
-----------------------------------
Ronald Yadin Lowenthal
President and Director
August 17, 2010

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